SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             APPLE ORTHODONTIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------
      (5) Total fee paid:

      -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

         -----------------------------------------------------------------------
         (2)    Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         (3)    Filing Party:

         -----------------------------------------------------------------------
         (4)    Date Filed:

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
                                    [LOGO]

                            APPLE ORTHODONTIX, INC.
                         2777 ALLEN PARKWAY, SUITE 700
                             HOUSTON, TEXAS 77019


DEAR STOCKHOLDER:                                                June 24, 1998

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Apple Orthodontix, Inc. (the "Company") to be held in the Plaza Room, Riviana Building, 2777 Allen Parkway, Houston, Texas 77019 on Monday, July 27, 1998 at 9:00 a.m., Houston time.

      This booklet includes the notice of the meeting and the proxy statement, which contains information respecting the Annual Meeting. The Company's 1997 Annual Report to Stockholders, which is not a part of the Proxy Statement, is also enclosed and provides information regarding the Company's financial results in 1997.

      We hope you will attend the Annual Meeting in person. Whether or not you plan to attend in person, please sign, date and promptly return the enclosed proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

      On behalf of the Board of Directors, thank you for your continued support.



                                          John G. Vondrak, D.D.S.
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                            APPLE ORTHODONTIX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JULY 27, 1998


To the Stockholders of
Apple Orthodontix, Inc.:

      The 1998 Annual Meeting of Stockholders of Apple Orthodontix, Inc. (the "Company") will be held in the Plaza Room, Riviana Building, 2777 Allen Parkway, Houston, Texas 77019, on Monday, July 27, 1998 at 9:00 a.m., Houston time, for the following purposes:

      1. To elect two Class I directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2001 Annual Meeting) or until their respective successors have been duly elected and qualified.

      2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1998.

      3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on June 12, 1998 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of and to vote at that meeting or any adjournment or postponement thereof.

                                    By Order of the Board of Directors,



                                    W. Daniel Cook
                                    SECRETARY

June 24, 1998
2777 Allen Parkway, Suite 700
Houston, Texas 77019

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU DO NOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                            APPLE ORTHODONTIX, INC.
                         2777 ALLEN PARKWAY, SUITE 700
                             HOUSTON, TEXAS 77019

                               ----------------

                                PROXY STATEMENT
                               -----------------

                                 INTRODUCTION

      Apple Orthodontix, Inc. (the "Company") is mailing this Proxy Statement and the accompanying proxy card to holders of its Class A Common Stock, par value $.001 per share ("Common Stock"), and its Class B Common Stock, par value $.001 per share ("Class B Stock"), beginning on or about June 24, 1998 in connection with the solicitation of proxies by its Board of Directors for its 1998 Annual Meeting of Stockholders (the "Annual Meeting"). The Company will hold the Annual Meeting on Monday, July 27, 1998 at the time and place and for the purposes the accompanying notice sets forth. Shares can be voted at the meeting only if the owner is represented by proxy or is present. The Board of Directors is soliciting proxies to give all stockholders an opportunity to vote and to meet the legal requirements respecting the number of shares that must be represented in order to hold the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary for this purpose.

      When a proxy card is returned properly signed, the shares it represents will be voted in accordance with the choices it specifies and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. If a proxy card is signed and returned without specifying choices, the shares it represents will be voted as recommended by the Board of Directors. Abstentions and broker "non-votes" marked on a proxy card are voted neither "for" nor "against" any proposal to be voted on at the Annual Meeting, but are counted as "present" in the determination of a quorum. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting or by filing a written revocation with the Corporate Secretary of the Company at the address shown above. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

      If the shares represented in person or by proxy at the meeting are not sufficient to constitute a quorum, the Company may adjourn the meeting from time to time, without notice other than by announcement at the meeting adjourned (unless the adjournment is for more than 30 days or the Board of Directors fixes a new record date), to permit the Company to continue soliciting proxies. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

      At the close of business on June 12, 1998, the record date for determining stockholders eligible to vote at the Annual Meeting, the Company had outstanding and entitled to vote 10,584,052 shares of Common Stock and 3,048,107 shares of Class B Stock. Each share of Common Stock is entitled to one vote on each matter subjected to a vote of stockholders at the Annual Meeting. Each share of Class B Stock is entitled to three-tenths of one vote on each matter, other than the election of directors, submitted to a vote of stockholders. Holders of Class B Stock currently are entitled to elect one director to the Board of Directors of the Company, and previously elected Mr. William W. Sherrill to the Board of Directors. Mr. Sherrill's term expires at the 1999 Annual Meeting of Stockholders.

      The Company will pay the cost of soliciting proxies in the accompanying form. Employees of the Company may solicit proxies by mail, in person or by facsimile transmission or telephone. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of Common Stock.

      The Company is mailing its 1997 Annual Report to Stockholders, including consolidated financial statements, simultaneously with this Proxy Statement to all stockholders of record as of the close of business on June 12, 1998. That report does not constitute a part of this proxy solicitation material.


                             ELECTION OF DIRECTORS


      PROPOSAL 1: THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO VOTE FOR THE NOMINEES FOR CLASS I DIRECTOR DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

      The Company's Certificate of Incorporation provides for the classification of directors into three classes. The term of office of the Class I directors expires at this Annual Meeting, the term of office of the Class II directors expires at the Company's 1999 Annual Meeting of Stockholders and the term of office of the Class III directors expires at the Company's 2000 Annual Meeting of Stockholders. Two Class I nominees are proposed to be elected at this Annual Meeting to serve for a three-year term to last until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and have been qualified. Only votes cast by Common Stock holders will be counted. Holders of Class B Stock are not entitled to vote on Proposal 1. Nominees for Class I director will be elected by a plurality of the votes cast. Accordingly, abstentions and broker nonvotes will have no effect. The Board of Directors has nominated Messrs. Rod
L. Crosby, Jr. and Richard J. Marxen to serve as Class I Directors. Messrs. Crosby and Marxen are currently directors of the Company.

      The Board of Directors has no reason to believe that either nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or both of the nominees are unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any other nominee or for a substitute nominee, if any, selected by the Board of Directors. Management is currently unaware of any circumstances likely to render either of the nominees unavailable for election or unable to serve.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

CLASS I - TERMS EXPIRING AT THE 2001 ANNUAL MEETING

      ROD L. CROSBY, JR. has served as a director of the Company since July 1997. Mr. Crosby has served as the Senior Vice President of Business Development of Corporate Express, a supplier of office products and services, since 1995. From 1994 to 1995, Mr. Crosby served as a director of U.S. Delivery Systems, Inc., a delivery service company formed as a result of a combination in November 1993 of a number of delivery companies, including ViaNet, Inc., a company founded by Mr. Crosby. Prior to that time, Mr. Crosby served as Chairman and Chief Executive Officer of ViaNet, Inc. from 1986 until 1993. Mr. Crosby serves on the board of directors of e-CommLink, a software company serving the banking and medical industries.

      RICHARD J. MARXEN has served as a director of the Company since February 1998. Mr. Marxen is the founder of Connective Technologies, Inc., a privately-held business solutions provider for systems integration, and has served as its chairman, president and chief executive officer since 1990. Prior to that time, Mr. Marxen founded a business consulting firm and a management systems consulting firm.

DIRECTORS WITH TERMS EXPIRING IN 1999 AND 2000

CLASS II - TERMS EXPIRING AT THE 1999 ANNUAL MEETING

      ROBERT L. BREWTON has served as a director of the Company since February 1998. Since January 1996, Mr. Brewton has served as the Chief Investment Officer of Residential Company of America, Ltd., a privately-held real estate investment and management company. From 1987 until January 1996, Mr. Brewton served as President of the multifamily division of the Transwestern Property Company, the predecessor of Residential Company of America, Ltd.

      W. DANIEL COOK has served as a director of the Company since October 1996 and as Chief Administrative Officer from February 1997 to May 1998. He has served as Senior Vice President of Practice Affiliations since May 1998. From December 1996 to May 1997, Mr. Cook served as a consultant to the Company on various legal matters. Prior thereto he was a partner at the law firm of Breard, Raines & Cook, P.L.L.C. from March 1996 to May 1997 and was associated with the law firm of Page, Mannio, Peresich, Dickinson & McDermott, P.L.L.C. from 1991 to 1995.

      WILLIAM W. SHERRILL has served as a director of the Company since October 1996. He is an Executive Professor at the University of Houston College of Business Administration and is the Director for the University of Houston's Center for Entrepreneurship & Innovation. Mr. Sherrill was formerly the principal of William W. Sherrill, Financial Consultants from 1974 to 1981. From 1971 to 1974, Mr. Sherrill served as the President of Associates Corporation of North America and was a director of Gulf and Western Industries, Inc. Before joining Associates Corporation, he was appointed by the President of the United States in 1967 to fill an unexpired term as Governor of the Federal Reserve Board in Washington, D.C. and was reappointed to a full 14-year term on the Board of Governors. Prior to his Federal Reserve appointment, he was the Director of the Federal Deposit Insurance Corporation. Mr. Sherrill initially was appointed to the Company's Board of Directors pursuant to the provisions of a funding agreement between the Company and TriCap Funding I, L.L.C. ("TriCap"). See "Certain Relationships and Related Party Transactions".

CLASS III - TERMS EXPIRING AT THE 2000 ANNUAL MEETING

      JOHN G. VONDRAK, D.D.S. is the founder of the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1996 and President of the Company since May 1998. He has served as a director of the Company since July 1996. Dr. Vondrak was the President and sole shareholder of John G. Vondrak Apple Orthodontix, Inc. ("JGVAOI"), one of the founding affiliated practices, for more than the past five years. Dr. Vondrak is a licensed dentist, a graduate of an American Dental Association accredited orthodontic program and has maintained a private orthodontic practice for over 24 years. He is a member of the American Association of Orthodontists and the Southwest Society of Orthodontists and served as President of the New Mexico Orthodontic Society in 1979.

      CLYDE C. WADDELL, JR. has served as a director of the Company since July 1997. Mr. Waddell is the owner, President and Chief Executive Officer of Hester's Office Center, Inc., an office supply company, and has served in such capacity for more than the past five years. Mr. Waddell is a certified public accountant.

BOARD ORGANIZATION AND MEETINGS

      During 1997, the Board of Directors of the Company (the "Board") held seven meetings and acted by unanimous written consent on more than one occasion.

      The Board has an Audit Committee and a Compensation Committee, each of which was initially constituted on September 17, 1997.

      AUDIT COMMITTEE. The Audit Committee recommends the independent public accountants to be selected by the Board for stockholder approval each year and acts on behalf of the Board in reviewing with the independent public accountants, the chief financial and chief accounting officer and other corporate officers various matters relating to the adequacy of the Company's accounting policies and procedures and financial controls and the scope of the annual audits by the independent public accountants. The Audit Committee consists of Messrs. Crosby, Sherrill and Waddell (chairman). During 1997, the Audit Committee held three meetings.

      COMPENSATION COMMITTEE. The Compensation Committee is authorized to establish the general compensation policy for the officers and directors of the Company and annually reviews and establishes officers' salaries and participation in benefit plans, prepares reports required by the Securities and Exchange Commission (the "SEC") and approves the directors' compensation. The Compensation Committee consists of Messrs. Brewton, Crosby, Marxen,

Waddell and Sherrill (chairman). During 1997, the Compensation Committee acted one time by unanimous written consent.

      During 1997, each director attended at least 75% of the aggregate of the total number of Board meetings and of meetings of committees of the Board on which he served.

DIRECTOR COMPENSATION

      Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $2,000 for attendance at each Board meeting and $1,000 for each committee meeting (unless held on the same day as a Board meeting). All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors. Under the Company's 1997 Stock Compensation Plan (the "Stock Plan"), each nonemployee director automatically is granted nonqualified options to purchase 10,000 shares of Common Stock on the date that person first becomes a nonemployee director of the Company. Thereafter, each nonemployee director automatically will be granted nonqualified options to purchase 5,000 shares of Common Stock on the first business day of the month following the date of the Company's annual meeting of stockholders. Each option will have an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant. On completion of the Company's initial public offering ("IPO") in May 1998, Mr. Sherrill was granted an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the initial public offering price to the public. Each of Messrs. Brewton, Crosby, Marxen and Waddell received an option to purchase 10,000 shares of Common Stock on his appointment to the Board of Directors (July 1997 for Messrs. Crosby and Waddell and February 1998 for Messrs. Brewton and Marxen) at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. All the options granted to the nonemployee directors have a term of ten years, and become exercisable as to one-quarter on the date of grant, and thereafter in cumulative annual installments of one-quarter beginning on the first anniversary of the date of grant.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR 1998. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

      On the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's financial statements for the year 1998. Arthur Andersen LLP has served as the Company's independent public accountants since the Company's inception in June 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

      In accordance with the Company's Bylaws, approval of the ratification of the appointment of independent public accountants will require the affirmative vote of a majority of the voting power of the capital stock voted at the meeting, which includes Common Stock and Class B Stock. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast with respect to Proposal 2.

                                OTHER BUSINESS

      The Company's management is not aware of any matters, other than as indicated above, that will be presented for action at the meeting. If any other matters properly come before the meeting, the persons appointed as proxies in the accompanying proxy will vote on such matters according to their best judgment.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the shares of Common Stock and the Class B Stock of the Company beneficially owned directly or indirectly as of May 31, 1998 (i) by each person who is known to the Company to own beneficially more than 5% of the Common Stock and the Class B Stock, (ii) each of the Company's directors, (iii) the Company's chief executive officer and other executive officers who were serving as such at December 31, 1997 (the "Named Executive Officers") and (iv) all executive officers and directors as a group.

                                              NUMBER OF SHARES BENEFICIALLY OWNED
                                      -------------------------------------------------
                                                 PERCENT               PERCENT    COMBINED
                                       COMMON      OF      CLASS B        OF       VOTING
                                      STOCK(2)    CLASS     STOCK       CLASS      POWER
                                      --------    -----     -----       -----      -----
John G. Vondrak, D.D.S.(1).........    477,481     4.4%   1,293,377      42.4%      7.3%
Robert J. Syverson (3).............     50,000      *       130,809       4.3        *
Michael W. Harlan..................     45,000      *        76,850(4)    2.5        *
H. Steven Walton (3)...............    120,850     1.1         --         --        1.0
W. Daniel Cook(1)..................     60,198      *       171,687       5.6        *
Robert L. Brewton..................      2,500      *          --         --         *
Rod L. Crosby, Jr..................     18,906      *        28,167        *         *
Richard J. Marxen..................      2,500      *          --         --         *
William W. Sherrill................     66,250      *       137,350       4.5       1.1
Clyde C. Waddell, Jr...............      2,500      *          --         --         *
All executive officers and
directors as a group (10 persons)..    846,185     7.1    1,838,240      60.3      11.8
----------------------

*  less than 1%.

(1) The address of such person is 2777 Allen Parkway, Suite 700, Houston, Texas 77019.

(2) Includes shares subject to outstanding options that are or will become exercisable within 60 days of May 1, 1998, as follows: Dr. Vondrak -- 67,500; Mr. Syverson -- 50,000; Mr. Harlan -- 45,000; Mr. Walton -- 119,350;
    Mr. Cook -- 35,000 shares; and Messrs. Brewton, Crosby, Marxen, Sherrill and Waddell -- 2,500 each. In addition, the shares shown for Mr. Sherrill include 60,000 shares subject to an outstanding exercisable warrant.

(3) No longer an executive officer of the Company. In May 1998, the Company undertook a management reorganization, as follows: Dr. Vondrak was given added responsibilities as President and the chief operating officer, replacing Robert J. Syverson; Mr. Yavorsky, formerly head of real estate operations, replaced H. Steven Walton as a vice president of business development; and Mr. Cook was elected to the new position of Senior Vice President of Practice Affiliations.

(4) Includes 16,350 shares held of record by the Michael and Bonnie Harlan 1996 Family Trust. Mr. Harlan disclaims beneficial ownership of those shares.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

   The following table sets forth the names, ages (as of May 1, 1998) and positions of the Company's executive officers:

                NAME                   AGE                POSITION
                ----                   ---                --------
John G. Vondrak, D.D.S..............   57    Chairman of the Board, President and
                                                Chief Executive Officer
W. Daniel Cook......................   43    Senior Vice President of Practice Affiliations and
                                                Director
Michael W. Harlan...................   37    Vice President and Chief Financial Officer
Stephen T. Yavorsky.................   47    Vice President of Business Development

   The executive officers of the Company are elected annually by the Board of Directors of the Company and serve at the discretion of the Board.

   JOHN G. VONDRAK, D.D.S. See "Election of Directors -- Directors With Terms Expiring in 1999 and 2000."

   W. DANIEL COOK. See "Election of Directors -- Directors With Terms Expiring in 1999 and 2000."

   MICHAEL W. HARLAN has been Vice President and Chief Financial Officer of the Company since March 1997. From December 1996 to February 1997, Mr. Harlan served as a consultant to the Company on financial and accounting matters. From April 1991 through December 1996, Mr. Harlan held various positions in the finance and acquisition departments of Sanifill, Inc., an international environmental services company that was acquired by USA Waste Services, Inc. in 1996. He served as the Treasurer of Sanifill, Inc. beginning in September 1993. While at Sanifill, Inc., Mr. Harlan participated in numerous acquisitions and was actively involved in raising public and private capital.

   STEPHEN T. YAVORSKY has served as Vice President of Business Development since May 1998. From December 1997 to May 1998, he was an employee of the Company who developed new offices. From March 1995 to December 1997, Mr. Yavorsky served as Executive Vice President of The Walters Group, a real estate development company. From 1988 to 1995, Mr. Yavorsky served as Chairman, Chief Executive Officer and President of Union Land Title Company.

EXECUTIVE COMPENSATION

   The following table sets forth information regarding the compensation of the Company's Named Executive Officers for the year ended December 31, 1997 and the period from the Company's inception (July 15, 1996) through December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM COMPENSATION AWARDS
                                                              ANNUAL COMPENSATION(1)                -----------------------------
                                                              ----------------------                                   SHARES
                                                                                   OTHER ANNUAL       RESTRICTED     UNDERLYING
       NAME AND PRINCIPAL POSITION       YEAR        SALARY(2)         BONUS       COMPENSATION      STOCK AWARDS      OPTIONS
       ---------------------------       ----        ---------         -----       ------------      ------------    -----------
John G. Vondrak, D.D.S.                  1997        $ 176,763            --          $2,054(3)          --             135,000
   Chairman of the Board and Chief       1996           75,000       $52,000              --             --                  --
   Executive Officer
Robert J. Syverson (4)                   1997          159,455            --              --             --             100,000
   President and Chief Operating         1996           56,000        48,000              --             (5)                 --
   Officer
Michael W. Harlan                        1997          135,049            --              --             --                  --
   Vice President and Chief              1996            7,688        48,000              --             (5)             90,000
   Financial Officer
H. Steven Walton (4)                     1997          404,447(6)     37,000              --             --             161,850
   Vice President of Business            1996               --            --              --             --                  --
   Development
W. Daniel Cook                           1997          117,564            --              --             --              70,000
   Chief Administrative Officer          1996           10,000        48,000              --             (5)                 --

------------------
(1) Excludes any perquisites and other benefits that do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any Named Executive Officer.

(2) Amounts shown for 1996 consist of fees earned as a consultant to the Company. Amounts shown for 1997 include (i) fees earned as a consultant to the Company from January 1997 to April 1997 of $62,500, $62,500, $51,021 and $40,000 for Dr. Vondrak, Mr. Syverson, Mr. Harlan and Mr. Cook, respectively.

(3) Consists of moving expenses reimbursed by the Company in 1997. Does not include amounts for shares of stock purchased by Dr. Vondrak in October 1996 in respect of which the Company recorded a special compensation expense of $9,052,346 in 1996.

(4) No longer an executive officer of the Company. In May 1998, the Company undertook a management reorganization, as follows: Dr. Vondrak was given added responsibilities as President and the chief operating officer, replacing Robert J. Syverson; Mr. Yavorsky, formerly head of real estate operations, replaced H. Steven Walton as a vice president of business development; and Mr. Cook was elected to the new position of Senior Vice President of Practice Affiliations.

(5) Does not include amounts for shares of restricted stock purchased by Messrs. Syverson and Cook in October 1996 and Mr. Harlan in December 1996. For federal income tax purposes, the Company valued the shares purchased in October 1996 at their purchase price ($1,030 for Mr. Syverson and $1,202 for Mr. Cook) and the shares purchased by Mr. Harlan at $16,139. For financial statement purposes, the Company recorded special compensation expense for 1996 of $1,029,980 (Mr. Syverson), $537,873 (Mr. Harlan) and $1,201,637 (Mr. Cook). See "Certain Relationships and Related Party Transactions--Organization of the Company."

(6) Includes performance-based payment for successful completion of new affiliations of orthodontists with the Company pursuant to Mr. Walton's employment agreement with the Company. See "--Employment Agreements."

OPTION GRANTS

      The following table sets forth certain information regarding grants of stock options during 1997 to the Named Executive Officers reflected in the Summary Compensation Table.

                         STOCK OPTIONS GRANTED IN 1997

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------
                                            PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF         TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                              SHARES          OPTIONS                                  PRICE APPRECIATION FOR
                            UNDERLYING      GRANTED TO     EXERCISE                         OPTION TERM (1)
                              OPTIONS        EMPLOYEES    PRICE (PER    EXPIRATION        -----------------
                          GRANTED IN 1997     IN 1997     SHARE) (2)       DATE           5%            10%
                          ---------------     -------     ----------    ----------        --            ---
John G. Vondrak, D.D.S.      135,000(3)        14.6%         $7.00       05/22/07      $594,305     $1,506,087
Robert J. Syverson           100,000(3)        10.8           7.00       05/22/07       440,226      1,115,620
H. Steven Walton             161,850(4)        17.5           7.00       05/22/07       712,506      1,805,631
W. Daniel Cook                70,000(3)         7.6           7.00       05/22/07       308,158        780,934

----------------
(1) The exercise price of the options granted was equal to the fair market value of the Common Stock on the date of grant.
(2) The potential realizable value through the expiration date of the options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.
(3) These options were granted in April 1997 and became exercisable with respect to 25% of the shares subject thereto on May 29, 1997. They become exercisable in additional 25% increments on each May 29 in the period ended May 29, 2000.
(4) Includes options to purchase 85,000 shares granted in April 1997 which have the exercisability schedule described in Note (1) above. The remaining options became exercisable with respect to 38,425 shares on each of May 29, 1997 and 1998.

OPTION EXERCISES AND 1997 YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 1997. None of the Named Executive Officers exercised options in 1997.

                          YEAR-END 1997 OPTION VALUES

                             NUMBER OF SHARES
                          UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                              OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                             DECEMBER 31, 1997               DECEMBER 31, 1997 (1)
                             -----------------               ---------------------
                      EXERCISABLE    UNEXERCISABLE (2)    EXERCISABLE   UNEXERCISABLE (2)
                      -----------    -----------------    -----------   -----------------
John G. Vondrak         33,750         101,250             $164,531       $493,594
Robert J. Syverson      25,000          75,000              121,875        365,625
Michael W. Harlan       45,000          45,000              219,375        219,375
H. Steven Walton        59,675         102,175              290,916        498,103
W. Daniel Cook          17,500          52,500               85,313        255,938

-----------------
(1) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Common Stock at year end, multiplied by the number of shares underlying the options. The closing price of the Common Stock as reported on The American Stock Exchange on December 31, 1997 was $11.875.
(2) All of these options become immediately exercisable upon a change in control of the Company.

EMPLOYMENT AGREEMENTS

      The Company has employment agreements with Dr. Vondrak and Messrs. Harlan and Cook. Each of these agreements provides for an annual base salary in an amount not less than $180,000, $130,000 and $120,000 for Dr. Vondrak, Mr. Harlan and Mr. Cook, respectively, and entitles the employee to participate in all the Company's compensation plans (as defined in the agreements) in which other executive officers of the Company participate. Each of these agreements also has a continuous three-year term, subject to the right of the Company and the employee to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined in the agreements) or by the employee with good reason (as defined in the agreements), the employee will be entitled, during each of the years in the three-year period beginning on the termination date, to (i) periodic payments equal to his average annual cash compensation (as defined in the agreements) from the Company, including bonuses, if any, during the two years (or the period of employment, if shorter) preceding the termination date, and (ii) continued participation in all the Company's compensation plans (other than the granting of new awards under the Stock Plan or any other performance-based plan). Except in the case of a termination for cause, any stock options previously granted to the employee under the Stock Plan that have not been exercised and are outstanding as of the time immediately prior to the date of his termination will remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier. If a change of control (as defined in the agreements) of the Company occurs, the employee will be entitled to terminate his employment at any time during the 365-day period following that change of control and receive a lump-sum payment equal to three times his highest annual base salary under the agreement (plus such amounts as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended). Each employment agreement contains a covenant limiting the employee's right to compete against the Company for a period of one year following termination of employment.

      The Company had employment agreements with Messrs. Syverson and Walton. Both agreements, as amended in February 1998, provided that if the Company terminates the employee's employment or the employee resigns, the employee will be entitled to a severance benefit keyed to his prior annual cash compensation and payable ratably over the 12-month period beginning on the date of termination. As of March 31, 1998, the severance benefit for Mr. Syverson would have been $775,000. As of the same date, the severance benefit for Mr. Walton, reflecting the commissions to which his employment agreement entitles him in connection with the Company's new affiliations with orthodontists, would have been a minimum of $1,600,000.

      Mr. Walton's employment agreement obligated the Company to lend Mr. Walton, on a nonrecourse unsecured basis, the amount necessary to enable him to exercise options to purchase up to 76,850 shares of Common Stock at an exercise price of $7.00 per share (a maximum of $537,950). The Company will treat this loan (or loans) as compensation expense and ordinary income to Mr. Walton. In that event, Mr. Walton's employment agreement would require the Company to reimburse Mr. Walton in the amount necessary to place him in essentially the same tax position had he purchased the optioned shares for a nominal amount in December 1996.

                               PERFORMANCE GRAPH

      The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and a peer group, selected in good faith, comprised of Castle Dental Centers, Inc., Coast Dental Services, Inc., Gentle Dental Service Corp., Monarch Dental Corp., Omega Orthodontics, Inc., Orthalliance, Inc. and Orthodontic Centers of America, Inc. (the "Peer Group"), over the period from May 22, 1997, the date of the Company's IPO, to December 31, 1997. The graph assumes that $100 was invested on May 22, 1997 in the Common Stock at its IPO price of $7.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                      5/22/97         6/30/97       9/30/97     12/31/97
                      -------         -------       -------     --------
The Company            $100            $129          $232         $170
S&P 500                $100            $105          $112         $116
Peer Group             $100            $116          $141         $107

      The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance. The total return on investment for the period shown for the Company, the S&P 500 and the Peer Group is based on the stock price or composite index at May 22, 1997.

      The performance graph appearing above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not be deemed filed under either of those Acts except to the extent that the Company specifically incorporates this information by reference.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

      The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for establishing a general compensation policy for officers and employees of the Company, preparing any reports that may be required relating to officer compensation and approving any increases in director's fees. The Compensation Committee consists of Messrs. Brewton, Crosby, Marxen, Waddell and Sherrill. The Compensation Committee was appointed in September 1997 and did not participate in deliberations regarding executive compensation for 1997. Prior to the closing of the Company's IPO, executive compensation was determined by the Board of Directors as a whole. Beginning in 1998, the Compensation Committee will approve, or in some cases recommend to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee will also act on the granting of stock options to executive officers under the Company's Stock Plan. To assist the Compensation Committee in carrying out its responsibilities, the Company has retained an executive compensation consulting firm to review the compensation paid to the Chief Executive Officer and its other executive officers, and to provide a competitive assessment as to how the components of the Company's compensation program compare to those of companies that compete with the Company for executive employees.

      The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent necessary for the Company to maximize its return to stockholders. To this end, this program provides competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

      The Company's compensation program for executives consists of three key elements: a base salary; a performance-based annual bonus; and periodic grants of stock options.

      The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of its stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is dependent on maximizing long-term returns to stockholders. The annual bonus payable for 1998 will depend on the Company's financial performance in 1998.

BASE SALARY

      Base Pay is designed to be competitive with salary levels for comparable executive positions at other companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The Company has employment agreements with its Chief Executive Officer, two of its other executive officers named in the Summary Compensation Table and certain of its other officers. These agreements provide for minimum base annual salaries the Company may increase, but cannot decrease. Any increases in these base salaries, the base salaries of the Company's other executive officers and any changes in those salaries will be based on recommendations by the Company's Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer. Performance for base salary purposes will be assessed on a qualitative, rather than a quantitative, basis. No specific performance formula or weighting of factors will be used in determining base salary levels.

ANNUAL BONUS

       For 1997, the Company determined that, for 1997, it was their preference to compensate the executive officers primarily in the form of long-term, equity-based compensation, and accordingly, made awards of stock options rather than cash bonuses. Additionally, Mr. Walton was awarded a performance-based cash bonus pursuant to his employment agreement based on the successful completion of new affiliations of orthodontists with the Company. The Compensation Committee expects to base future annual bonuses on the Company's financial performance and the individual performance of the awardees, and intends to use qualitative, rather than quantitative, factors for this purpose.

STOCK PLAN

      Prior to the IPO, the stockholders and the Board of Directors of the Company approved the Stock Plan. The objectives of the Stock Plan are to (i) attract and retain superior personnel for positions of substantial responsibility and (ii) provide employees, nonemployee directors, advisors and orthodontists with an additional incentive to contribute to the success of the Company.

      In May 1997, the Company granted to Dr. Vondrak and Messrs. Cook, Walton and Syverson options to purchase 135,000, 100,000, 161,850 and 70,000 shares of Common Stock, respectively, at per-share exercise prices of $7.00.

      Stock options align the interests of employees and stockholders by providing value to option holders through stock price appreciation only. The Compensation Committee expects that it will make future stock option or other long-term equity-based incentive awards periodically at its discretion based on recommendations of the Chief Executive Officer. Stock option grant sizes, in general, will be evaluated by regularly assessing competitive market practices, the overall performance of the Company the, size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company. This posture with regard to stock options is intended to focus management's efforts on maximizing stockholder returns. The number of options granted to a particular participant will also be based on the Company's historical financial success, its future business plans and the individual's position and level of responsibility within the Company, but these factors will be assessed subjectively and not weighted.

1997 CHIEF EXECUTIVE OFFICER PAY

      As described above, the Compensation Committee will consider several factors in developing an executive compensation package. For the Chief Executive Officer, these factors will include competitive market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company.

      Concurrently with the Company's IPO, Dr. Vondrak was granted options to purchase 135,000 shares of Common Stock at an exercise price of $7.00 per share. The Compensation Committee believes the size of this initial award was consistent with grants made to other personnel and was appropriate given Dr. Vondrak's significant efforts in connection with the founding and development of the Company.

      Since the IPO, the Compensation Committee has taken no action respecting Dr. Vondrak's compensation for 1997. The Company's compensation consultant has advised the Compensation Committee that Dr. Vondrak's total compensation (base salary and bonus) paid for the last fiscal year was within an acceptable range of competitive market levels for compensation paid to the executive officers of comparable companies surveyed by the consultant.

      Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

      This report will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act and will not be deemed filed under either of such statutes except to the extent that the Company specifically incorporates this information by reference.

                                          The Compensation Committee

                                          Robert L. Brewton
                                          Rod L. Crosby
                                          Richard J. Marxen
                                          Clyde C. Waddell
                                          William W. Sherrill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In September 1997, the Company established a Compensation Committee to make recommendations with respect to salaries and bonuses to be paid to officers and other employees of the Company. The current members of the Compensation Committee of the Board are Messrs. Brewton, Crosby, Marxen, Waddell and Sherrill (chairman), each of whom is a nonemployee director. Prior to completion of the Company's IPO, matters with respect to the compensation of executive officers and other employees of the Company were determined by the members of the Board of Directors as a whole. Messrs. Vondrak and Cook, who were members of the Board of Directors and executive officers of the Company, participated in deliberations concerning compensation.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

      The following table provides certain information concerning the shares of Class B Stock the Company issued and sold to certain of its affiliates on October 11 and December 9, 1996:


                                       DATE OF     NUMBER    PURCHASE PRICE
      NAME                            ISSUANCE    OF SHARES    PER SHARE
      ----                            --------    ---------    ---------
John G. Vondrak, D.D.S...........     10/11/96    1,358,782       $.001
TriCap Funding I, L.L.C..........     10/11/96    1,373,498        .001
Robert J. Syverson...............     10/11/96      130,809        .001
W. Daniel Cook...................     10/11/96      171,687        .001
Michael W. Harlan................     12/09/96       76,850        .001

      The number of shares of Class B Stock issued on October 11, 1996 to each of the founding stockholders shown in the table was determined by negotiations among the founding stockholders. The number of shares of Class B Stock issued to Michael W. Harlan on December 9, 1996 was determined by negotiations between the Board of Directors and Mr. Harlan. Class B Stock is convertible into Common Stock on a share-for-share basis under certain circumstances.

      The shares of Class B Stock the Company sold to Messrs. Syverson and Harlan, and 76% of the shares the Company sold to Mr. Cook, in 1996 were issued subject to restrictions on transfer and risk of forfeiture if employment were terminated in certain circumstances. When the IPO closed, these restrictions and risk lapsed with respect to 50% of the restricted shares each employee owns and on May 29, 1998 on the remaining restricted shares each employee owns.

      In connection with the acquisition of the assets of JGVAOI, one of the founding affiliated practices, Dr. Vondrak received approximately 259,981 shares of Common Stock and $455,000, and entered into a Service Agreement providing for service fee payments to the Company. In July 1997, Dr. Vondrak transferred his practice to another orthodontist affiliated with the Company. As a result, Dr. Vondrak is no longer a party to a Service Agreement with the Company and paid no fees to the Company pursuant to that Service Agreement. The Company used its proceeds from the IPO and funds advanced by TriCap to reimburse JGVAOI for the Company's organizational expenses JGVAOI had incurred on the Company's behalf.

AGREEMENTS WITH TRICAP AND TRICAP PARTNERS

      TriCap Partners, an affiliate of TriCap that is co-owned by Mr. Sherrill, a director, was the exclusive financial advisor to the Company pursuant to a consulting agreement that expired May 29, 1997. Pursuant to that agreement and when the IPO closed, the Company (i) paid to TriCap Partners $500,000 and (ii) issued to TriCap Partners a warrant to purchase 180,000 shares of Common Stock at an exercise price per share of $7.00. The Company granted TriCap Partners certain demand and piggyback registration rights respecting the warrant shares. TriCap partners subsequently distributed this warrant to its investors, including Mr. Sherrill.

      Pursuant to a funding agreement between TriCap and the Company, TriCap advanced to the Company approximately $2.6 million to fund transaction costs in connection with the affiliation with the Founding Affiliated Practices and the IPO. The Company used proceeds from the IPO to repay these advances, together with expenses of approximately $400,000 incurred by TriCap on behalf of the Company with interest. The funding agreement terminated pursuant to its terms on May 29, 1997. In connection with the funding agreement, the Company granted TriCap and Dr. Vondrak certain piggyback registration rights.

      TriCap purchased 400,000 shares of Common Stock in the IPO. TriCap subsequently distributed all the shares of the Company held by it, including these shares, to its investors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and The American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

      Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1997 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                              REPORT ON FORM 10-K

      The Company filed its Annual Report on Form 10-K for the year ended December 31, 1997 with the SEC on March 31, 1998. A copy of that report, as amended by a Form 10-K/A filed with the SEC on April 30, 1998 and a Form 10-K/A filed with the SEC on May 22, 1998, including a list describing any exhibits not contained therein, may be obtained without charge by any stockholder of the Company. Written requests for copies of the report should be directed to the Corporate Secretary, Apple Orthodontix, Inc. 2777 Allen Parkway, Suite 700, Houston, Texas 77019.

                   ADVANCE NOTICE REQUIRED FOR STOCKHOLDER
                      NOMINATIONS AND CERTAIN PROPOSALS

      The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of certain other proposals to be presented at an annual meeting of stockholders. In the case of director nominations by stockholders, the Bylaws require that 90 days' advance written notice be delivered to the Company's Secretary at the Company's executive offices at the address set forth on the first page of this Proxy Statement, which should set forth for each person the stockholder proposes to nominate for election or re-election as a director, (a) the name and address of such person,
(b) the information with respect to such person required to be provided in a proxy statement prepared pursuant to Regulation 14A of the Exchange Act and (c) a notarized affidavit of such person to the effect that such person is eligible for election and will serve as a director if elected. The stockholder giving the notice must also include the name and address, as they appear on the Company's books, of such stockholder and of each person with whom such stockholder is acting in concert and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder and each person with whom such stockholder is acting in concert.

      In the case of a proposal to amend or supplement the Certificate of Incorporation of the Company by a stockholder at an annual meeting, the Bylaws require that 90 days' advance written notice be delivered to the Company's Secretary at the Company's executive offices, which should set forth (a) the text of the amendment or supplement desired to be brought before the annual meeting, (b) evidence, reasonably satisfactory to the Secretary of the Company, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Company of which such stockholder is the beneficial owner, (c) a list of the names of other beneficial owners of shares of the capital stock of the Company, if any, with whom such stockholder is acting in concert and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner, and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company, to the effect that the Certificate of Incorporation of the Company, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Delaware. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for a proposal to amend or supplement the Certificate of Incorporation of the Company by stockholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 1999 MEETING

      In order to be included in the Company's proxy material for its 1999 annual meeting of stockholders, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before February 22, 1999 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).


                                          By Order of the Board of Directors,



                                          W. Daniel Cook
                                          SECRETARY

June 24, 1998

P
R                           APPLE ORTHODONTIX, INC.
O
X                            CLASS A COMMON STOCK
Y
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  JULY 27, 1998

      The undersigned hereby appoints W. Daniel Cook and Michael W. Harlan, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Class A Common Stock, par value $.001 per share, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Apple Orthodontix, Inc. (the "Company") to be held on Monday, July 27, 1998, in the Plaza Room, Riviana Building 2777 Allen Parkway, Houston, Texas 77019, at 9:00 a.m. Houston time, or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED BELOW AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual
Meeting.

1.   ELECTION OF DIRECTORS, NOMINEES:
     Rod L. Crosby, Jr. and Richard J. Marxen, as directors

             [ ] FOR          [ ] WITHHELD

     For, except vote withheld from the following nominee(s): __________________

     ___________________________________________________________________________

2. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

      [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

                               Date:  _______________________ , 1998

                              (Signature) __________________________

                              (Signature) __________________________
                               Sign exactly as name appears hereon. (Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.

P
R                           APPLE ORTHODONTIX, INC.
O
X                            CLASS B COMMON STOCK
Y
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  JULY 27, 1998

  The undersigned hereby appoints W. Daniel Cook and Michael W. Harlan, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Class B Common Stock, par value $.001 per share, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Apple Orthodontix, Inc. (the "Company") to be held on Monday, July 27, 1998, in the Plaza Room, Riviana Building 2777 Allen Parkway, Houston, Texas 77019, at 9:00 a.m. Houston time, or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meet ing.

1. Holders of Class B Common Stock are not entitled to vote on Proposal 1.

2. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

          [ ] FOR     [ ] AGAINST    [ ]  ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

                               Date: ______________________, 1998

                              (Signature) _______________________

                              (Signature) _______________________
                               Sign exactly as name appears hereon. (Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.